SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):             July 16, 1997
                                                  -------------------------

                          SPECIALTY CARE NETWORK, INC.
--------------------------------------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

       Delaware                           0-22019                 62-1623449
 ----------------------------    ------------------------    -------------------
 (State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                     Identification No.)

       44 Union Boulevard, Suite 600
            Lakewood, Colorado                                        80228
----------------------------------------                          -------------
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:        (303) 716-0041
                                                    ----------------------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Pro Forma Financial Information (unaudited)

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary


Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to acquisitions by Specialty Care Network, Inc. (the "Company"), a Delaware corporation, of certain net assets of the Prior Practices, in exchange for shares of the Company's restricted common stock, cash and the assumption of certain liabilities, and the effects of the service agreements described below. For purposes of these pro forma consolidated financial statements, the terms "Prior Practices" and "Affiliated Practices" are defined to include the following entities:


                                                                                          Acquisition and
              Prior Practices                          Affiliated Practices               Affiliation Date
              ---------------                          --------------------               ----------------
Reconstructive Orthopaedic Associates,     Reconstructive Orthopaedic Associates II,
   Inc.                                      P.C.                                         November 12, 1996
Princeton Orthopaedic Associates, P.A.     Princeton Orthopaedic Associates II, P.A.      November 12, 1996
Tallahassee Orthopedic Clinic, Inc.        TOC Specialists, P.L.                          November 12, 1996
Greater Chesapeake Orthopaedic             Greater Chesapeake Orthopaedic
   Associates, LLC                           Associates, LLC                              November 12, 1996
Vero Orthopaedics, P.A.                    Vero Orthopaedics II, P.A.                     November 12, 1996
Mid-Atlantic Orthopaedic Specialists,      Mid-Atlantic Orthopaedic Specialists/Drs.
   P.C.                                      Cirincione, Milford, Stowell and
                                             Amalfitano, P.C.                             July 16, 1997
Drs. Howell, Ryder, Kells & Persons, Inc.  Orthopaedic Surgery Centers, P.C. II (1)      July 22, 1997


----------------

(1) Orthopaedic Surgery Centers, P.C. II is also a successor to another practice whose assets were acquired by Company earlier in 1997. The Pro Forma information provided herein does not include the effect of the Company's acquisition of certain assets of such other practice or of the Company's entry into a service agreement with the physician owners of such other practice.

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)


Basis of Presentation (continued)

Pursuant to the service agreements between the Company and each of the Affiliated Practices, the Company provides management, administrative and development services to the Affiliated Practices in return for a service fee. The Affiliated Practices retain, among other things, sole responsibility for all aspects of the practice of medicine. All service agreements described herein are collectively referred to as the "Service Agreements."

The pro forma consolidated financial statements have been prepared by the Company based upon the historical financial statements of Specialty Care Network, Inc. and subsidiary and the Prior Practices, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma consolidated financial statements may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the aforementioned acquisition transactions and the execution of the Service Agreements have been reflected in the pro forma consolidated financial statements; however, additional estimated future corporate overhead and direct costs of the Company have been reflected in the pro forma consolidated financial statements. The pro forma consolidated balance sheet as of June 30, 1997 gives effect to the acquisitions of certain net assets of the Prior Practices that affiliated with the Company during 1997 as if such transactions had occurred, and the related Service Agreements were executed, on June 30, 1997.

             Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)


Basis of Presentation (continued)

The pro forma consolidated statement of income for the year ended December 31, 1996 assumes that the following occurred on January 1, 1996: i) the acquisition of certain net assets of the Prior Practices and the entry into the Service Agreements and ii) conversion of the Company's $1.87 million convertible debentures and accrued interest thereon into the Company's common stock. The pro forma consolidated statement of income for the six months ended June 30, 1997 assumes that the acquisition of certain net assets of the Prior Practices and the entry into the Service Agreements occurred on January 1, 1997, except for those Prior Practices that affiliated with the Company during 1996. Financial information for Prior Practices that affiliated with the Company during 1996 is reflected in the Company's consolidated income statement for the six months ended June 30, 1997.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Reconstructive Orthopaedic Associates II, P.C. (successor to Reconstructive Orthopaedic Associates, Inc.), including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the historical financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                      Pro Forma Consolidated Balance Sheet

                                  June 30, 1997


                                               Specialty Care                        Pro Forma
                                                Network, Inc.        Pro Forma       Adjustment             Pro
                                               and Subsidiary       Adjustments        Legend              Forma
                                               --------------       -----------      ----------         -----------
Assets
Current Assets:
  Cash and cash equivalents                      $14,862,223        $(2,933,650)        (3)             $11,928,573
  Accounts receivable, net                        15,405,507            448,276         (1)              15,853,783
  Loans to physician stockholders                  1,107,514                 --                           1,107,514
  Prepaid expenses and inventories                 1,090,137             (9,396)        (5)               1,080,741
  Prepaid and recoverable income taxes                95,765                  -                              95,765
                                                 -----------        -----------                         -----------
Total current assets                              32,561,146         (2,494,770)                         30,066,376
Property and equipment, net                        2,330,688            141,913         (1)               2,472,601
Intangible assets, net                               204,513                 --                             204,513
Management service agreements                     17,658,711          8,588,475         (2)              26,247,186
Other assets                                          63,552                 --                              63,552
                                                 -----------        -----------                         -----------
Total assets                                     $52,818,610        $ 6,235,618                         $59,054,228
                                                 ===========        ===========                         ===========

Liabilities and stockholders' equity
Current liabilities:
  Current portion of capital lease obligations   $   198,074        $        --                         $   198,074

  Accounts payable                                    79,994             71,761         (1)                 151,755
  Accrued expenses                                   662,735             57,003         (1)                 797,515
                                                                         77,777         (5)
  Accrued payroll, incentive compensation
    and related expenses                           1,560,122             17,997         (1)               1,578,119
  Due to physician groups                          3,529,801                 --                           3,529,801
  Deferred income taxes                              857,745              7,843         (4)                 865,588
                                                 -----------        -----------                         -----------
Total current liabilities                          6,888,471            232,381                           7,120,852

Capital lease obligations, less current
  portion                                            842,884                 --                             842,884
Deferred income taxes                              7,924,128          3,636,570         (4)              11,560,698
                                                 -----------        -----------                         -----------
Total liabilities                                 15,655,483          3,868,951                          19,524,434

Stockholders' equity:
   Preferred stock                                        --                 --                                  --
   Common stock                                       15,343                239         (3)                  15,582
   Additional paid-in capital                     36,951,575            443,428         (1)              39,318,003
                                                                      8,588,475         (2)
                                                                     (2,933,889)        (3)
                                                                     (3,644,413)        (4)
                                                                        (87,173)        (5)
Retained earnings                                    196,209                 --                             196,209
                                                 -----------        -----------                         -----------
Total stockholders' equity                        37,163,127          2,366,667                          39,529,794
                                                 -----------        -----------                         -----------
Total liabilities and stockholders' equity       $52,818,610        $ 6,235,618                         $59,054,228
                                                 ===========        ===========                         ===========


See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                          Year ended December 31, 1996



                                                      Specialty Care                       Pro Forma
                                                       Network, Inc.        Pro Forma      Adjustment             Pro
                                                      and Subsidiary       Adjustments       Legend              Forma
                                                      --------------       -----------     ----------         -----------
Net revenue                                             $4,392,050         $32,494,303        (6)             $36,886,353
Costs and expenses:
   Clinic expenses                                       2,820,743          23,590,704        (7)              26,411,447
   General and administrative expenses                   3,770,263           1,851,652        (8)               7,357,080
                                                                             2,261,349        (9)
                                                                              (526,184)       (10)
                                                        ----------         -----------                        -----------
Total operating costs and expenses                       6,591,006          27,177,521                         33,768,527
                                                        ----------         -----------                        -----------
Income (loss) from operations                           (2,198,956)          5,316,782                          3,117,826
Interest expense, net                                       78,498             187,881        (11)                266,379
                                                        ----------         -----------                        -----------
Income (loss) before income taxes                       (2,277,454)          5,128,901                          2,851,447
Income tax benefit (expense)                               506,071          (1,675,164)       (12)             (1,169,093)
                                                        ----------         -----------                        -----------
Net income (loss)                                      ($1,771,383)        $ 3,453,737                        $ 1,682,354
                                                        ==========         ===========                        ===========

Net income (loss) per share                                 ($0.15)                                                 $0.14
                                                        ==========                                            ===========

Weighted average number of common shares
   and common share equivalents used in
   computation                                          12,026,347                                             12,265,677
                                                        ==========                                            ===========


See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                         Six Months Ended June 30, 1997


                                                     Specialty Care                        Pro Forma
                                                      Network, Inc.       Pro Forma        Adjustment             Pro
                                                     and Subsidiary      Adjustments         Legend              Forma
                                                     --------------      -----------       ----------         -----------
Net revenue                                            $16,836,851        $1,511,989          (6)             $18,348,840

Costs and expenses:
   Clinic expenses                                      10,885,602         1,081,714          (7)              11,967,316
   General and administrative expenses                   2,874,008            33,739          (8)               3,074,089
                                                                             166,342          (9)
                                                       -----------        ----------                          -----------
Total operating costs and expenses                      13,759,610         1,281,795                           15,041,405
                                                       -----------        ----------                          -----------
Income from operations                                   3,077,241           230,194                            3,307,435
Interest (income) expense, net                            (253,140)           70,381          (11)               (182,759)
                                                       -----------        ----------                          -----------
Income before income taxes                               3,330,381           159,813                            3,490,194
Income tax expense                                      (1,362,789)          (68,191)         (12)             (1,430,980)
                                                       -----------        ----------                          -----------
Net income                                             $ 1,967,592        $   91,622                          $ 2,059,214
                                                       ===========        ==========                          ===========

Net income per share                                   $      0.14                                            $      0.14
                                                       ===========                                            ===========

Weighted average number of common shares
   and common share equivalents used in
   computation                                          14,227,709                                             14,467,039
                                                       ===========                                            ===========


See accompanying notes to unaudited pro forma consolidated financial statements.

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary
              Notes to Pro Forma Consolidated Financial Statements




Pro Forma Consolidated Balance Sheet Adjustments

1. Reflects the fair value allocation of the consideration paid for the tangible assets of the Prior Practices acquired subsequent to June 30, 1997 and of the liabilities assumed pursuant to the terms and conditions of the agreements relating to the acquisitions of such assets (hereinafter referred to as the "Mid-1997 Agreements"). See the following page for a summary of the relevant acquisition activity.

     In addition, the consolidated pro forma balance sheet reflects certain excluded assets and liabilities that are comprised of the following significant items: cash, prepaid expenses, accrued physician compensation and benefits that were retained by the owners of aforementioned Prior Practices, and all bank indebtedness that was not paid prior to the closing dates of the Acquisition Agreements. Accounts receivable of Prior Practices were acquired by the Company under the Acquisition Agreements and are reflected in the consolidated pro forma balance sheet.


                                                       Mid-Atlantic
                                                       Orthopaedic        Drs. Howell,
                                                       Specialists,      Ryder, Kells &
                                                           P.C.           Persons, Inc.              Totals
                                                       ------------      ---------------            --------
      Accounts receivable, net                           $288,458           $159,818                $448,276
      Property and equipment, net                         116,484             25,429                 141,913
                                                         --------           --------                --------
      Assets acquired                                     404,942            185,247                 590,189
                                                         --------           --------                --------

      Accounts payable                                     18,316             53,445                  71,761
      Accrued expenses                                     39,879             17,124                  57,003
      Accrued  payroll, incentive compensation
        and related expenses                                7,876             10,121                  17,997
                                                         --------           --------                --------
      Liabilities assumed                                  66,071             80,690                 146,761
                                                         --------           --------                --------
      Adjustments to additional paid-in capital          $338,871           $104,557                $443,428
                                                         ========           ========                ========


2. Reflects the fair value allocation of the consideration paid and liabilities assumed in connection with the Mid-1997 Agreements, including the income tax effects of temporary differences, allocated to the long-term service agreement intangible asset and a corresponding adjustment to additional paid-in capital.

3. Pursuant to the Mid-1997 Agreements, 239,330 shares of the Company's restricted common stock were issued, and the Company paid approximately $3.1 million directly to the former physician stockholders of the Prior Practices and Michael West, who provided administrative services to one of the Prior Practices (Mister West became an executive officer of the Company after the completion of the affiliation transaction).

     The pro forma consolidated financial statements reflect (i) a reclassification of $239 from additional paid-in capital to common stock
     (ii) a decrease in cash and cash equivalents of $2,933,650 and (iii) a decrease in additional paid in capital of $2,933,889 for the cash consideration paid to the former physician stockholders of the Prior Practices. The pro forma impact of noncash consideration has been reflected in pro forma adjustments 1 and 2 above.

4. Reflects the resulting deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for the net federal and state deferred tax liabilities to be assumed by the Company, pursuant to Section 481 of the Internal Revenue Code of 1986, as amended, based on the underlying cash basis of certain net assets of the Prior Practices acquired under the Mid-1997 Agreements, and the income tax effects of temporary differences related to all identifiable acquisition intangible assets, including service agreements. This pro forma adjustment results in (i) a $7,843 increase in the short-term deferred tax liability,
     (ii) a $3,636,570 increase in the long-term deferred tax liability and
     (iii) a corresponding $3,644,413 reduction in additional paid-in capital. Subsequent to the respective acquisition dates, to the extent that the operations of the aforementioned Prior Practices have been assumed by the Company, those operations will be reflected in the income tax returns of the Company. Subsequent to the affiliation dates (which respectively are the same dates as the acquisition dates), taxable income or loss of each Affiliated Practice will be included in its separate income tax returns.

5. Reflects the incremental costs necessary to effectuate the Mid-1997 Agreements, resulting in a decrease of $9,396 in prepaid expenses for costs paid through June 30, 1997, an increase of $77,777 in accrued expenses and a corresponding reduction in additional paid-in capital of $87,173.

Pro Forma Consolidated Statements of Income Adjustments


                                                                                                                  Six months
                                                                                               Year ended       ended June 30,
                                                                                           December 31, 1996         1997
                                                                                           -----------------    --------------
6.   Reflects the following adjustments to net revenue:
     (i)  Recognition of service fee revenue based on long-term
            service agreements                                                                $  8,903,599       $   430,275
     (ii) Reimbursement of clinic operating expenses                                            23,590,704         1,081,714
                                                                                              ------------       -----------
                                                                                              $ 32,494,303       $ 1,511,989
     Pursuant to the terms of the Service Agreements, the above fees consist of the following: (i) service fees based on a percentage (the "Service Fee
     Percentage") ranging from 20% to 33% of the Adjusted Pre-Tax Income of the
     Affiliated Practices (defined generally as revenue of the Affiliated
     Practices related to professional services less amounts equal to certain clinic expenses of the Affiliated Practices, not including physician owner compensation or most benefits to physician owners ("Clinic Expenses," as more fully defined in the Service Agreements)) and (ii) amounts equal to
     Clinic Expenses. Generally, for the first three years following affiliation, the portion of the service fees described under clause (i) is subject to a fixed dollar minimum (the "Base Service Fee"), which was generally determined by applying the respective Service Fee Percentage to
     Adjusted Pre-Tax Income of each Affiliated Practice for the twelve months prior to affiliation. The aggregate annual Base Service Fee for the
     Affiliated Practices is approximately $10.4 million. This Base Service Fee was used to calculate the above pro forma service fee revenue adjustment for both periods presented. For the six months ended June 30, 1997, as reflected on a pro forma basis, the aggregate service fees that would be payable based on the Service Fee Percentages of the Affiliated Practices
     are below the aggregate Base Service Fee by approximately $353,000. In addition, with respect to its management (and, in certain instances, ownership) of certain facilities and ancillary services associated with certain of the Affiliated Practices, the Company receives fees based on a percentage of net revenue or pre-tax income related to such facilities and services.

7.   Reflects the following adjustments to clinic expenses:
     (i)  Incremental clinic expenses for the Affiliated Practices that affiliated with
            the Company in 1996                                                               $21,192,485        $
                                                                                                                       --
     (ii) Incremental clinic expenses for the Affiliated Practices that affiliated with
            the Company in 1997                                                                 2,398,219          1,081,714
                                                                                              -----------        -----------
                                                                                              $23,590,704        $ 1,081,714




Pro Forma Consolidated Statements of Income Adjustments (continued)







                                                                                                                  Six months
                                                                                              Year ended        ended June 30,
                                                                                           December 31, 1996         1997
                                                                                           -----------------   ---------------

Items 8 through 10 reflect adjustments to general and administrative expenses

 8.  Corporate office and officer compensation and fringe benefit expenses                    $ 1,851,652        $    33,739
                                                                                              -----------        -----------
                                                                                                1,851,652             33,739
9.    (i) Additional expense for amortization of Service Agreements over the forty
             year life of the underlying agreements                                           $   221,008        $   110,505
     (ii) Annualized historical corporate general and administrative
             expenses                                                                           2,040,341             55,837
                                                                                              -----------        -----------
                                                                                                2,261,349            166,342
     Adjustments to historical corporate general and administrative expenses are based upon (i) projected operational requirements, including rent, insurance, travel, recruiting and utilities and (ii) depreciation and amortization based on projected capital asset and corporate financing requirements.

10.  Adjustment to costs to evaluate and acquire physician practices                          $  (526,184)       $     --
                                                                                              ------------       -----------
                                                                                                 (526,184)             --

11.  Reflects the following adjustments to interest (income) expense:
     (i)  Elimination of interest expense on convertible debentures                           $   (52,039)       $     --
     (ii) Incremental interest on borrowings necessary to effectuate the Prior Practice
            acquisitions (assumed rate of borrowing of 7.40% per annum)                           228,050             19,004
     (iii)Elimination of interest income on cash and cash equivalents                              11,870             51,377
                                                                                              -----------        -----------
                                                                                                  187,881             70,381

12.  Reflects the following adjustment to the provision for income taxes:
     (i)  Provide for an expected combined federal and state effective income tax rate
            of 41.0%                                                                          $(1,675,164)       $   (68,191)
                                                                                              -----------        -----------
                                                                                               (1,675,164)           (68,191)



Pro Forma Consolidated Statements of Income Adjustments (continued)

13. The computation of pro forma net income per share is based upon the weighted average common shares outstanding and common stock equivalents, using the treasury stock method at the $8.00 initial public offering price for any transaction deemed to have transpired before the date of the Company's initial public offering, calculated as follows:

                                                                                         Year Ended           Six Months
                                                                                        December 31,        Ended June 30,
                                                                                            1996                 1997
                                                                                        ------------        --------------
       Shares distributed to the stockholders of the Prior Practices                     7,898,445               239,330
       Shares issued to Tallahassee Orthopedic Clinic, Inc. in October 1996                100,000                 --
       Shares converted from debt and accrued interest into common stock by
          debenture holders in November 1996                                             2,020,901                 --
       Common stock equivalents arising from cash paid to certain physician
          stockholders of the Prior Practices                                              192,234                 --
       Common stock equivalents attributable to outstanding stock options                  603,960               236,214
       Weighted average common shares outstanding, exclusive of the impact
          of the above mentioned items                                                   1,450,137            13,991,495
                                                                                        ----------            ----------
                                                                                        12,265,677            14,467,039
                                                                                        ==========            ==========



     Pursuant to Securities and Exchange Commission Staff Accounting Bulletins and staff policy, common and common share equivalents issued during the 12-month period prior to the Company's initial public offering at prices below the public offering price are presumed to have been issued in contemplation of the public offering, even if antidilutive, and have been included in the 1996 calculation as if these common and common equivalent shares were outstanding for the entire year ended December 31, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               SPECIALTY CARE NETWORK, INC.



                                     By:       /s/ D. Paul Davis
                                               ---------------------------------
                                               D. Paul Davis
                                               Senior Vice President, Finance
                                               (Principal Accounting Officer)

Dated:   September 29, 1997